EXHIBIT 10.42
62043 LS7A.doc LJF/MGS/SHA DEV103 September 23, 2004
LEASE

THIS AGREEMENT, made this 23rd day of September, 2004, between HAR-WAL ASSOCIATES, INC. and WR-I ASSOCIATES, LTD. ("Lessor") having offices at 570 Delaware Avenue, Buffalo, New York 14202, party of the first part and INVISA, INC. ("Lessee") a Nevada corporation, having offices at 4400 Independence Court, Sarasota, Florida 34234, party of the second part.

WITNESSETH:

That the Lessor hereby lets to the Lessee and the Lessee hereby hires from the Lessor the following premises:

approximately 5,000 square feet of space ("Demised Premises") located at Airport Business Center, 6935 15th Street East, Sarasota, Florida 34243 ("Development") for a term of five (5) years to commence on the date Lessor delivers the Demised Premises to Lessee “built-out” in accordance with the provisions of paragraph 45 hereof and in compliance with Exhibit A attached hereto and Lessee’s floor plan attached hereto as Exhibit B (“Lessee’s Floor Plan”) (the "Commencement Date"). Lessor agrees to deliver the Demised Premises no later than the Delivery Date (as such term is defined in paragraph 45 hereof). Within a reasonable time thereafter, Lessor and Lessee shall enter into a supplemental agreement prepared by Lessor which affirms the date that the Demised Premises were made available and the date upon which the original term of said Lease shall expire.

LESSEE COVENANTS TO PAY RENT AS FOLLOWS:

an annual rental of $46,802.00 for the first year of the term of this Lease payable in equal monthly installments of $3,900.17;

an annual rental of $48,206.06 for the second year of the term of this Lease payable in equal monthly installments of $4,017.17 each;

an annual rental of $49,652.00 for the third year of the term of this Lease payable in equal monthly installments of $4,137.67 each;

an annual rental of $51,141.56 for the fourth year of the term of this Lease payable in equal monthly installments of $4,261.80 each; and

an annual rental of $52,675.81 for the fifth year of the term of this Lease payable in equal monthly installments of $4,389.65 each;

in advance on the first day of each month without offset or deduction to Lessor, in its name, at Braden River Post Office, P.O. Box 21199, Bradenton, Florida 34204-1199, or to such other address or payee as Lessor may designate in writing. In the event that the Commencement Date is other than on the first of the month, then the rental for the balance of the month shall be pro-rated accordingly and the full term of the Lease shall commence on the first day of the following month.

Lessee shall be required to pay any applicable taxes levied against rental payments or other payments required to be made hereunder.

Lessee agrees to pay all rents and other charges under the terms of this Lease when they are due and payable. Any rents remaining unpaid ten (10) days after the due date or any other charges remaining unpaid ten (10) days after receipt of invoice shall be subject to a late charge equal to a one and a half percent (1.5%) monthly late charge (or the maximum amount permitted by law, if less).

EVERY COVENANT OF THIS LEASE SHALL BE DEEMED A CONDITION THEREOF WHICH SHALL INCLUDE:

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COVENANT TO PAY RENT

1.  The Lessee shall pay the above specified rent at the times and place hereinbefore mentioned.

USE

2.  Lessee covenants and agrees to use the Demised Premises for the following purpose only: office/warehouse and assembly facility.

SIGNS, BUILDING ALTERATIONS AND CHANGES

3.  The Lessee shall not use the Demised Premises for any other purpose than as above stated, nor erect or display any signs on the Demised Premises, nor make any alterations, additions or improvements to or upon the Demised Premises without the prior written consent of the Lessor, which consent shall not be unreasonably withheld, delayed or conditioned nor make or permit any defacement, injury or waste in, to or about the Demised Premises. Lessor reserves the right to enlarge or diminish store sizes (other than the Demised Premises) and to construct additional buildings on the site of which the Demised Premises are a part. Notwithstanding the foregoing, Lessor agrees that any such construction shall not (i) materially affect Lessee’s use of the Demised Premises, (ii) materially limit Lessee’s access to the Demised Premises or (iii) materially reduce the number of parking spaces available to Lessee. Notwithstanding anything contained in this paragraph 3 to the contrary, Lessee shall have the right without the consent of Lessor to make non-structural alterations to the Demised Premises.

SUBLETTING AND ASSIGNMENT

4.   A. Lessee shall not assign or otherwise transfer this Lease or any of its rights hereunder, mortgage or otherwise encumber this Lease or any of its rights hereunder, sublet the Demised Premises or any part thereof, or permit the use of the Demised Premises or any part thereof by parties other than Lessee without Lessor’s consent. Consent by the Lessor to any assignment or sublease shall not be deemed consent to further or additional assignments and sublettings, nor shall any consent release Lessee (or its guarantor, if any) from liability for performance of all terms and conditions of this Lease. In each case prior written consent of the Lessor must be obtained, which consent shall not be unreasonably withheld, delayed or conditioned. Concurrently with any request for Lessor's consent pursuant to this paragraph 4 Lessee shall pay to Lessor the sum of $100.00 for Lessor's review and processing of such request, and Lessor shall not be obligated to review such request prior to its receipt of the foregoing fee.

    B. In the event of any assignment or subletting, even with the consent of Lessor, then at Lessor's option, either: (i) rent shall be the rent stated in this Lease, including any increases which may occur from time to time under this Lease, plus the periodic payments payable by any assignee or subtenant under its agreement with Lessee in excess of that provided for in this Lease; or (ii) Lessee shall pay Lessor, in addition to all payments otherwise required under this Lease, the amount of any lump sum payment payable by any assignee or subtenant under its agreement with Lessee in excess of that provided for in this Lease.

    C. This paragraph is intentionally omitted.

    D. If Lessee is a partnership, a transfer of any interest of a general partner, a withdrawal of any general partner from the partnership, or the dissolution of the partnership shall be deemed to be an assignment of this Lease. If Lessee is a corporation, unless Lessee is a public corporation, whose stock is regularly traded on a national stock exchange, or is regularly traded in the over-the-counter market and quoted on NASDAQ, any dissolution or merger of Lessee or sale or other transfer of a percentage of capital stock of Lessee which results in a change of controlling persons, or the sale or other transfer of substantially all of the assets of Lessee, shall be deemed to be an assignment of this Lease.

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SUBORDINATION OF MORTGAGES

5.  This Lease shall be subject and subordinate to the lien of any mortgage or mortgages or deed or deeds of trust, which at any time may be placed upon the Lessor's interest in the Demised Premises. Lessee shall execute, upon the request of Lessor, such documents as required by Lessor’s lender to evidence such subordination and other matters required by Lessor’s lender.

EXAMINATION OF PREMISES

6.  The Lessor shall at all reasonable times and upon reasonable prior notice have access to the Demised Premises for the purposes of examining the same, making repairs required to be made by Lessor, or for the purpose of showing the Demised Premises to prospective purchasers; and for a period of at least three (3) months prior to the expiration of the Lease or any renewal thereof, shall have the right to post a sign on the front of Demised Premises offering the same "To Let" or "For Sale", which said sign the Lessee shall permit to remain without molestation. During the last three (3) months of the term of this Lease, Lessor shall at all reasonable times and upon reasonable prior notice have access to the Demised Premises for the purpose of showing the Demised Premises to prospective lessees.

LAW AND RULE COMPLIANCE

7.  Lessee agrees to observe and comply with all laws, ordinances, rules and regulations of the Federal, State, County, Municipal authorities and regulations of the Board of Fire Underwriters applicable to the Demised Premises and to the use of the Demised Premises.

INCREASE IN INSURANCE RISK

8.  In the event that Lessee's manner of use of the Demised Premises increases the total insurance premium on the premises of which the Demised Premises are a part, Lessee shall pay said increase in insurance premium as additional rental. Lessee agrees not to do or permit anything to be done in said Demised Premises or keep anything therein, which will increase the rate of fire insurance premiums on the improvements or any part thereof, or on property kept therein or which will obstruct or interfere with the rights of other tenants or conflict with the regulations of any pertinent authority or public or quasi-public department or with any insurance policy upon said improvements or any part thereof. In the event of any increase in insurance premiums resulting from Lessee's violation of the foregoing, or from any act or omission on the part of Lessee, Lessee agrees to pay said increase in insurance premiums on the premises of which the Demised Premises are a part. Lessee shall, in any event, hold the Lessor harmless from the effect of any said violation, act or omission. In any action or proceedings wherein the Lessor and Lessee are parties, a schedule or "make up" of rate for the building on the Demised Premises, purporting to have been issued by the Fire Insurance Exchange in the state in which the Demised Premises is located, or other body making fire insurance rates for the Demised Premises, shall be prima-facie evidence of the facts therein stated and of the several items and charges included in the fire insurance rate then applicable to the Demised Premises.

UTILITIES AND SERVICES

9.  The utilities and services including, without limitation, electricity, water, gas, telephone and sewer service, furnished to the Demised Premises shall be provided and paid for by the Lessee, commencing on the Commencement Date. Lessee shall not discontinue utility service to the Demised Premises at any time during the term of this Lease. If a sprinkler system is on the Demised Premises, Lessee will promptly pay water charges for such system related to the Demised Premises regardless of basis on which municipality or water authority charges for such service. The Lessor shall not be liable for any interruption or delay in any of the above services for any reason. In the event Lessee fails to have the utility companies set up the accounts in its name on the Commencement Date, then Lessee shall pay Lessor for the utilities consumed at the Demised Premises. Lessee shall at all times operate the HVAC system and all utilities serving the Demised Premises in a manner consistent with similar space in similar buildings so as to prevent any damage to the Demised Premises or the systems serving the Demised Premises.

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TERMINATION ON DEFAULT AND RIGHTS OF LESSOR

10.  A.In the event that Lessee shall violate any condition, covenant or agreement contained in this Lease, or any part thereof, then Lessor shall have the right at Lessor's election to terminate this Lease on first giving to Lessee ten (10) days' notice to cure such default, if such default is the failure to pay past due rent, or thirty (30) days' notice if such default is the breach or non-observance of any other covenant or condition, provided, however, that if the nature of Lessee's default is such that it cannot be cured solely by payment of money and more than thirty (30) days may be reasonably required for such cure, then Lessee shall not be deemed to be in default if Lessee shall commence such cure within said thirty (30) day period and shall thereafter diligently prosecute such to completion; such election shall be served by registered or certified mail or by overnight driver service which provides written receipts in a postpaid envelope addressed to Lessee at the address first above given. The above mentioned term shall cease upon the expiration of said ten (10) or thirty (30) days, as the case may be, in the same manner and to the same effect as if that were the expiration of the original term of this Lease; it being further understood and agreed that such election shall be solely in the discretion of Lessor, and, if exercised, shall be conclusive upon Lessee.

    B.  Notwithstanding the foregoing provision, it is agreed that if Lessee or its guarantor (if any) shall be adjudicated a bankrupt, or a receiver is appointed for the business and property of Lessee or its guarantor (if any), or if Lessee or its guarantor (if any) shall make an assignment for the benefit of creditors, then at the option of Lessor, this Lease may be canceled upon written notice by Lessor to Lessee, but Lessor shall not be required to give the notice as required in Subparagraph 'A.'

    C.  If the Lessee shall be deemed in default of any one or all of the events contained in subparagraphs A and B above beyond the applicable notice and cure periods, the Lessor may:

(1) This paragraph is intentionally omitted.

(2) at its option, at once, without notice to Lessee or to any other person, terminate this Lease;

(3) upon the termination of this Lease either at the option of the Lessor as aforesaid, or at the expiration by lapse of time of the term hereof, the Lessee will at once surrender possession of the Demised Premises to the Lessor and remove all effects therefrom and if such possession be not immediately surrendered, the Lessor shall forthwith re-enter the Demised Premises and repossess itself thereof as in its former estate and remove all persons and effects therefrom, using such force as may be necessary, without being deemed guilty of any trespass or forcible entry;

(4) if the Lessee shall not remove all effects from the Demised Premises as above provided, Lessor may, at its option, remove any or all of said effects in any manner that Lessor shall choose and store the same without liability for loss thereof, and Lessee will pay the Lessor, on demand, any and all expenses incurred in such removal and also storage on said effects for any length of time during which the same shall be in Lessor's possession or in storage;

(5) relet the Demised Premises or any part or parts thereof either in the name of Lessor or Lessee for a term or terms which may at Lessor's option extend beyond the balance of the term of this Lease, and Lessee shall pay Lessor any deficiency between the rent hereby reserved and covenanted to be paid in such reletting (but only until the date the term of this Lease was scheduled to expire), including, but not limited to, reasonable attorneys' fees, brokers' fees and expenses of remodeling and putting the Demised Premises in good order and preparing the same for re-rental. Such deficiency shall be paid in monthly installments, upon statements rendered by Lessor to Lessee. For the purpose of determining the deficiency in rent, the rent reserved shall be deemed to be the guaranteed minimum monthly rental herein provided for, plus any additional charges otherwise due pursuant to this Lease. Any suit brought to collect the amount of the deficiency for any one or more months shall not preclude any subsequent suit or suits to collect the deficiency for any subsequent months;

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(6) collect from Lessee any other actual loss or damage (excluding consequential damages Lessor shall sustain caused directly by Lessee’s breach of this Lease;

(7) in the event of a breach or threatened breach by Lessee of any of the covenants or provisions of this Lease, Lessor shall have the right to enjoin any such breach or threatened breach;

(8) declare the entire rental for the balance of the term, including the guaranteed minimum monthly rental herein provided for, discounted at the then current prime rate published in The Wall Street Journal, immediately due and payable at once;

(9) cure such default by Lessee at Lessee's expense, and upon completion of such cure by Lessor Lessee shall, upon demand and as additional rent, reimburse Lessor for all costs in connection therewith or

(10) take any enforcement action allowed by the laws of the State of Florida, either at common law or pursuant to statute.

    D.  Lessee hereby expressly waives any and all rights of redemption, granted by or under any provisions of Law. No receipt of monies by the Lessor from the Lessee, after the termination in any way of this Lease or after giving of any notice, shall reinstate, continue or extend the term of this Lease, or affect any notice given to the Lessee prior to the receipt of such money, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Demised Premises, the Lessor may receive and collect any rent due, and the payment of said rent shall not waive or affect said notice, said suit or said judgment. Lessee agrees that in the event Lessor commences summary proceedings or litigation in connection with this Lease that Lessee shall not interpose any non-compulsory counterclaim in any such proceeding.

    E.  Any and all rights and remedies which Lessor may have under this Lease and any rider hereto attached and made a part hereof and at law or in equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more or all of such rights and remedies may be exercised at the same time. In the event of default by Lessee, Lessor shall have the option to terminate, without additional notice, any lease agreement between Lessor or any of its affiliates and Lessee.

HOLDING OVER

11.  In the event that Lessee shall remain in the Demised Premises after the expiration of the term of this Lease without having executed a new written Lease with Lessor, such holding over shall not constitute a renewal or extension of this Lease. Lessor may, at its option, elect to treat Lessee as one who has not removed at the end of his term, and thereupon be entitled to all the remedies against Lessee provided by law in that situation, or Lessor may elect, at its option, to construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this Lease except as to duration and rental which Lessor and Lessee agree shall increase to one and one-half (1 ½) the amount of the rental last in effect.

CONDITION OF PREMISES

12.  Lessee has examined the Demised Premises and accepts them in their present condition except as otherwise expressly provided herein and without any representations on the part of Lessor or its agents as to the present or future condition as the reasonable use thereof will permit.

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MECHANIC'S LIEN

13.  Lessee has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Lessee, operation of law, or otherwise, to attach to or be placed upon Lessor's title or interest in the Development or Demised Premises, and any and all liens and encumbrances created by Lessee shall attach to Lessee's interest only. In order to comply with the provisions of Section 713.10, Florida Statutes, it is specifically provided that neither Lessee nor anyone claiming by, through or under Lessee, including, but not limited to, contractors, subcontractors, materialmen, mechanics and laborers, shall have any right to file or place any mechanics’ or materialmen’s liens of any kind whatsoever upon the Demised Premises, the shopping center or improvements thereon, and any such liens are hereby specifically prohibited. All parties with whom Lessee may deal are put on notice that Lessee has no power to subject Lessor’s interest to any mechanics’ or materialmen’s lien of any kind or character, and all such persons so dealing with Lessee must look solely to the credit of Lessee, and not to Lessor’s interest or assets. In the event that any such lien is filed against the premises as a result of alterations, additions or improvements made by or on behalf of Lessee, Lessor, at its option, after ten (10) days' notice to Lessee, may pay or bond off the said lien without inquiring into the validity thereof, and Lessee shall forthwith reimburse Lessor the total expense incurred by Lessor (including but not limited to reasonable attorney fees) in procuring the discharge or bonding the said lien, as additional rent hereunder.

EMINENT DOMAIN

14.  If the property or any part thereof wherein the Demised Premises are located shall be taken by public or quasi-public authority under any power of eminent domain or condemnation, this Lease, at the option of Lessor shall forthwith terminate. Lessee in no event shall have any claim or interest in or to any award of damages for such taking.

ACCELERATION

15.  This paragraph is intentionally omitted.

DESTRUCTION OF PROPERTY

16.  In the event of the destruction of the Demised Premises or the building containing the Demised Premises by fire, explosion, the elements or otherwise, during the term hereby created or previous thereto, or such partial destruction thereof as to render the Demised Premises wholly untenantable or unfit for occupancy, then the Lessor shall have a period of forty-five (45) days from the date of such destruction or partial destruction of the Demised Premises to determine, at its election whether the Demised Premises should be rebuilt, and Lessor thereafter shall have a period of one hundred twenty (120) days from the date of commencement of substantial repairs or reconstruction of the Demised Premises to rebuild the Demised Premises to the same condition as upon initial delivery thereof to Lessee. Notwithstanding the foregoing, the term hereby created, at the option of the Lessor, shall cease and become null and void from the date of such damage or destruction; and if such option is exercised the Lessee shall immediately surrender Demised Premises and all Lessee's interest therein to Lessor and shall pay rent only to the time of such surrender. However, should the Demised Premises be rendered untenantable and unfit for occupancy but yet be repairable, at the Lessor's election the Lessor shall repair the same with reasonable promptness, and in that case the rent accrued and accruing shall not cease and determine. Lessee shall immediately notify Lessor in case of fire or other damage to the premises. No claim shall be made by the Lessee in any case for compensation or damages by reason of interruption of its business through any such destruction and damage to the Demised Premises or arising from the necessity of repairing any portion of the entire premises of which the Demised Premises are a part. Notwithstanding anything contained in this paragraph 16 to the contrary, in the event of a casualty rendering the Demised Premises wholly untenantable or unfit for occupancy or partially untenantable to the extent that at least fifty percent (50%) or more of the Demised Premises is unfit occupancy then, Lessee shall have the option to terminate this Lease upon thirty (30) days prior written notice to Lessor given within fifteen (15) days of such casualty.

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BUILDING RULES

17.  The rules and regulations of Lessor regarding the Demised Premises affixed to this Lease, if any, as well as those reasonable rules and regulations which shall hereafter apply to the premises of which the Demised Premises forms a part, shall be observed by Lessee and by Lessee's guests, invitees, licensees, employees, agents and customers. Display, sales or storage on the sidewalks is prohibited. Lessee and its employees shall park their cars only in the areas reasonably designated by Lessor.

GLASS

18.  Lessee agrees to replace at Lessee's expense any and all glass and molding which may become broken or in need of repair in and on the Demised Premises.

LIABILITY

19.  The Lessee further covenants and agrees with the Lessor that during the term of this Lease and for such other times as the Lessee shall hold or have access to the Demised Premises, that, (a) except to the extent due to the negligence or willful misconduct of Lessor the Lessor and its affiliates shall not be liable to the Lessee or to any other person (i) for any claim, injury, loss or damage to any person or property on or about the Demised Premises or the sidewalks adjacent thereto, or (ii) for any legal or administrative proceedings relating to Lessee in which Lessor is made a party without Lessor’s default and (b) except to the extent due to the negligence or willful misconduct of Lessor the Lessee will save the Lessor and its affiliates, ground lessor(s), and mortgagee(s), if any, harmless and indemnified from and against such claim, injury, loss or damage (including defense costs). Lessee agrees to provide liability insurance with $2,000,000.00 combined single limits for bodily injury and property damage, and “all risk” insurance equal to replacement value on all of Lessee’s furnishings, fixtures and equipment. Insurance policies will be written in the name of the Lessee and with Lessor, its ground lessor(s) and mortgagee(s), if any, named as additional insureds, and Lessee shall provide Lessor with certificates evidencing such policies upon execution of this Lease and shall thereafter provide Lessor with appropriate evidence of such coverage's upon each anniversary date of the policy.

CARE OF PREMISES

20.  Lessee further agrees as follows: (a) to pay all utility charges promptly, (b) to make all repairs and replacements required pursuant to this Lease in a workmanlike manner, (c) to keep the Demised Premises and platform, loading dock or service areas used by Lessee in good, healthful and clean condition, (d) to take reasonable measures to prevent the Demised Premises from being destroyed or damaged by fire, the elements or otherwise, (e) to cause the sidewalks adjacent to Demised Premises to be kept free of rubbish and equipment and personalty, (f) this sentence is intentionally omitted, (g) not to overload the floors, (h) not to paint on the exterior of Demised Premises, and (i) after notice by Lessor advising Lessee of such condition(s) not to use the Demised Premises in a manner which creates a nuisance or which disturbs any other tenants or occupants of neighboring property.

21.  This paragraph is intentionally omitted.

REDEMPTION

22.  The Lessee expressly waives, forfeits, surrenders and releases the Lessor from the operation of any provision of law now in force or which may be hereafter enacted, giving the Lessee the right under any conditions after default, to the redemption and repossession of the Demised Premises or any part thereof.

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COMMON AREA MAINTENANCE

23.  This paragraph is intentionally omitted.

DEVELOPMENT CONTINGENCY

24.  This paragraph is intentionally omitted.

ILLEGAL ENTRY

25.  Lessee shall be responsible for damage to the Demised Premises as a result of illegal entry therein or trespass thereupon.

26.  This paragraph is intentionally omitted.

27.  This paragraph is intentionally omitted.

FINANCIAL DATA

28.  This paragraph is intentionally omitted.

LESSOR'S RIGHT OF RECAPTURE

29.  This paragraph is intentionally omitted.

TAXES

30.  This paragraph is intentionally omitted.

COVENANT AGAINST WITHHOLDING OF RENTAL

31.  Notwithstanding any other provisions contained in this Lease or any extensions, modifications or renewals thereof, it is understood and agreed that in the event of default in performance of any agreement, condition, or other provisions to be performed by the Lessor, or if for any other reason Lessee might be entitled to any reimbursement from Lessor, in no event shall Lessee deduct or withhold any such amount from rental payments due Lessor pursuant to the rental provision of this Lease.

MONTHLY RENTAL STATEMENTS

32.  The Lessor shall not be required to send to Lessee monthly statements for rentals due or to become due under the terms and conditions of this Lease.

BUILDING MAINTENANCE

33.  Lessor shall repair and maintain the foundation, roof and exterior walls of the building containing the Demised Premises and the Demised Premises. Lessee shall at all times keep the remainder of the Demised Premises in first class condition, subject to normal wear and tear including but not limited to plumbing, service lines (limited to those lines inside the Demised Premises only), heating, ventilating and air conditioning systems, lighting fixtures and equipment and shall repair or replace such fixtures or equipment when the same become inoperative and at the end of the term, shall quit and surrender such Demised Premises in such condition, ordinary wear and tear excepted and in a broom clean condition.

LIGHTING FIXTURES

34.  Lessee shall replace and pay for all electric bulbs, lamps, fluorescent tubes, ballasts and starters as they become inoperative.

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ALTERATIONS TO DEMISED PREMISES

35.  In the event that any governmental authority directs any modification or alteration to the Demised Premises as the result of Lessee's manner of use of the Demised Premises which is contrary to the use provisions contained herein, Lessee shall pay for the cost of such modification or alteration.

SERVICE CONTRACT

36.  If the Demised Premises includes a heating and/or air conditioning unit Lessee shall keep such heating and/or air conditioning units in good condition, subject to normal wear and tear.

CONTINUED RENTAL OBLIGATION

37.  If, for any reason, Lessee discontinues the use of the Demised Premises for the purposes rented or any purpose, Lessee shall still remain liable for the performance of the terms of this Lease and the payment of the rental thereunder.

INVALIDITY OF PARTICULAR PROVISION

38.  If any term or provision of this Lease or the application thereof to any party or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

39.  This paragraph is intentionally omitted.

WATER DAMAGE

40.  Except to the extent caused by Lessor’s negligence or willful misconduct (provided Lessor has had prior written notice and a reasonable opportunity to cure), Lessor shall have no responsibility for any loss sustained by Lessee as the result of damage to Lessee's merchandise and equipment caused by flood waters or any other water damage.

CARPETING

41.  Lessee may not, without the consent of the Lessor, fasten rubber-backed carpeting to the floor of the Demised Premises with adhesives of any kind.

RETURNED CHECKS

42.  For a check sent in full or partial payment of any amounts owed pursuant to this Lease, or any rider thereto or modification thereof, which is not honored because of insufficient funds, uncollected funds or any other reason, there will be assessed a charge of $50.00 and in the event a check is dishonored two (2) times in any one (1) calendar year, Lessor may at its election, demand that all subsequent payments shall be made by cash, bank draft, certified check or money order.

OUTSIDE PREMISES

43.  Lessee agrees that there shall be no outdoor storage or sales.

INCREASE IN TAXES

44.  This paragraph is intentionally omitted.

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LESSOR’S WORK

45.  A. Lessor shall perform the work set forth on Exhibit A and Exhibit A-1 attached hereto and made a part hereof pursuant to Lessor's standard specifications, Lessee’s Floor Plan and pursuant to the building code requirements relating to such work)(“Lessor’s Work”). Notwithstanding anything contained in this Lease to the contrary, in the event Lessor is unable to complete its work because of the failure of Lessee to provide or to approve plans, then Lessor's delivery of the Demised Premises shall be deemed to occur upon written notice to Lessee, and commencement of the Lease term shall be based upon the date of such notice as if Lessor had actually completed all its work upon such date. Lessee agrees to reimburse Lessor the sum of $30,809.90 representing Lessor’s cost for the additional work set forth on Exhibit A-1 as follows: (i) $15,000.00 upon execution of this Lease, (ii) $15,000.00 upon turn over of possession of the Demised Premises to Lessee, and (iii) $809.90 upon completion by Lessor of the Punch list as set forth in subparagraph 45D. In the event Lessee fails to reimburse Lessor such amount, Lessor shall have all Lessor’s remedies for monthly payment of rent as provided in this Lease.

    B. The Demised Premises shall be completed and prepared for Lessee’s occupancy in the manner, and subject to the terms, conditions and covenants, set forth in Exhibits A and B. The Demised Premises shall be deemed ready for occupancy on the earliest date on which Lessor’s Work has been substantially completed and the final “sign-off” from the applicable municipal authority approving construction of the Demised Premises has been obtained and it shall be so deemed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the noncompletion of which does not, except in a de minimus manner, interfere with Lessee’s use of the Demised Premises. Lessor agrees to provide Lessee with a copy of the final “sign-off” from the applicable municipal authority approving construction of the Demised Premises and to obtain and provide to Lessee the certificate of occupancy promptly after issuance by the applicable municipal authority, it being understood that the lack of the issuance of a certificate of occupancy shall not affect the Commencement Date of this Lease. Lessor shall give Lessee a preliminary notice, estimating when the Demised Premises will be ready for occupancy, on a date which shall be at least ten (10) days prior to the estimated date set forth in such preliminary notice. Any variance between the date so estimated and the date such condition is met shall be of no consequence. Notwithstanding anything above to contrary, Lessor agrees to use its reasonable efforts to deliver the Demised Premises substantially completed to Lessee no later than December 1, 2004 (“Delivery Date”). In the event Lessor is unable to deliver the Demised Premises on the Delivery Date, Lessee shall be entitled to a rent abatement commencing on the Commencement Date equal to $100.00 per day until the Demised Premises are delivered to Lessee for occupancy in the condition set forth in this Lease. Notwithstanding the foregoing, if the Demised Premises are not delivered to Lessee in the condition set forth in this Lease by December 31, 2004, Lessee shall be entitled to cancel this Lease upon written notice to Lessee with such notice to be given prior to January 10, 2005.

    C. Lessor shall grant Lessee access to the Demised Premises for a period of one (1) week prior to the Commencement Date for the sole purpose of permitting Lessee to decorate and install its furniture, fixtures and equipment (“FF&E”). All such work shall be at Lessee’s sole cost and expense. Lessor shall advise Lessee of the date that Lessee may have access to the Demised Premises for such purpose by written or oral notice. Lessee acknowledges and agrees that Lessor may be performing Lessor’s Work or portions hereof simultaneously with Lessee’s installation of its FF&E in the Demised Premises, and that Lessee shall use its best efforts to coordinate with Lessor any such installation of FF&E in the Demised Premises so as to avoid interfering in any material respect with the performance and completion of Lessor’s Work. Notwithstanding anything contained in this paragraph to the contrary, delays in completion of Lessor’s Work caused by the acts or omissions of Lessee in connection with the installation of the FF&E shall not delay the Commencement Date of this Lease. Any work to be performed by Lessee other than as is necessary to 0equip, decorate and furnish the Demised Premises, shall be at Lessee’s sole cost and expense and Lessee shall not commence any work until (i) two (2) sets of plans and specifications are submitted and reasonably approved by Lessor in writing and (ii) Lessee’s furnishes Lessor with a copy of its building permit authorizing such work. Upon completion, Lessee shall furnish Lessor with a copy of the certificate of occupancy from the municipality.

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    D. If and when Lessee shall take possession of the Demised Premises (other than for the limited purposes set forth in Paragraph 45(C)), it shall be conclusively presumed that the same were in satisfactory condition (except for latent defects) as of the date of such taking of possession, unless within sixty (60) days after the Commencement Date Lessee shall give Lessor notice specifying the respects in which the Demised Premises were not in satisfactory condition (the “Punch-List”). Lessor shall use reasonable efforts to complete the Punch-List items within thirty (30) days of such notice, subject to delays caused by Lessee or matters outside the reasonable control of Lessor. Notwithstanding the foregoing, Lessee may notify Lessor within one (1) year after the Commencement Date specifying any unsatisfactory condition related to the Demised Premises’ HVAC equipment.

E. Lessee may install a sample overhead door on the rear of the Demised Premises and on the expiration or sooner termination of this Lease Lessee shall remove such overhead door and repair any damage to the Demised Premises in a commercially reasonable manner.

SIGNAGE

46.  Lessee shall erect a sign on the exterior (front) of the Demised Premises which shall consist of individual letters pursuant to Lessor’s reasonable specifications. Lessee shall repair, clean or otherwise maintain such signage as may be reasonably required by Lessor, and upon Lessee’s failure to so comply Lessor may repair or clean such signage at Lessee’s expense and upon demand Lessee shall reimburse Lessor such costs as additional rent hereunder. The location, design and material used for said sign are subject to the written reasonable consent of Lessor, such consent to be obtained prior to the installation. Upon the termination of this Lease, Lessee shall cause such sign letters to be removed by a competent sign company and shall immediately pay to Lessor the reasonable cost of repairing any damage to the exterior of the building.

SECURITY

47.  Upon signing this Lease, Lessee shall deposit with Lessor $4,389.65 as security for Lessee's payment of rent and performance of its other obligations under this Lease. If Lessee defaults in its payment of rent, additional rent or performance of its other obligations under this Lease, Lessor may apply all or part of the security to such default. If Lessor so applies any portion of the security, Lessee will restore the security to its original amount within ten (10) days after written demand from Lessor. If Lessee pays the rent and performs all of its other obligations under this Lease, Lessor will return the unused portion of the security after the end of the term. The security will not be a limitation on Lessor's damages or other rights under this Lease or an advance payment of the rent. Lessor may deliver the security to a purchaser of the premises and be discharged from further liability with respect to it. Lessor will not be required to keep the security separate from its general funds and Lessee will not be entitled to interest thereon.

COLLECTION COSTS

48.  All costs charged to or incurred by Lessor in the enforcement of its rights under this Lease or in the collection of any amounts owed pursuant to this Lease (whether incurred out of court, at trial, on appeal or in bankruptcy proceedings), including reasonable attorney's fees and court costs, shall be paid by Lessee; and, at the option of Lessor, shall be deemed to be additional rent hereunder and shall be due from Lessee to Lessor on the first day of the following month.

TELEPHONE LINES

49.  Lessee shall be responsible for the installation and maintenance of any telephone lines which service the Demised Premises. All telephone lines shall be installed in a good, workmanlike manner at Lessee's cost and expense.

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50.  This paragraph is intentionally omitted.

HAZARDOUS SUBSTANCES

51.  A. Lessee shall not conduct any activities with respect to the Demised Premises or the Development which result in the generation, storage or release of any toxic, hazardous or similar substances (as those terms may be defined from time to time in any federal, state or local law, rule or regulation). Lessee shall bear all liability for any claim, injury, loss or damage to any person or the environment as a result of any such toxic, hazardous or similar substances and Lessee will save Lessor harmless and indemnify Lessor against any such loss, claim, injury or damage.

    B. This paragraph is intentionally omitted.

    C. Environmental Cleanup. At the end of the Lease term, including any renewal or extension thereof, Lessee will provide Lessor with any environmental clearance which may be required by any governmental authority having jurisdiction. If any such governmental environmental clearance is required, until such time as the Demised Premises are delivered to the Lessor by the Lessee with such required governmental environmental clearance, Lessee will pay to Lessor the monthly rental based upon the then current rental amount, and will notify Lessor at least thirty (30) days prior to obtaining such required governmental environmental clearance.

    D. Prior to the Commencement Date, and thereafter upon the reasonable request of Lessor, Lessee agrees to deliver to Lessor a written statement detailing all processes, functions, procedures and other methods of operation used at the Demised Premises, a description of all hazardous materials to be stored at the Demised Premises and any changes, modifications or amendments thereto.

    E. Lessee further agrees to properly and accurately label and segregate all hazardous materials stored at the Demised Premises, as required by law. At all times during the term hereof, and upon the termination of the term hereof, Lessee shall comply with all applicable environmental protection laws, rules or requirements, and shall promptly cure all violations thereof arising from its non-compliance, including but not limited to the preparation, delivery and/or filing with the applicable governmental authorities and with the Lessor, of all forms, certificates, notices, documents, plans and other writings, and the furnishing of such other information as may be required or requested by the Lessor, its mortgagee or any applicable governmental authority in connection with the sale, lease, transfer, mortgaging or other disposition of the building and/or lands. It is specifically acknowledged and agreed that the provisions of this paragraph shall survive the termination of this Lease, regardless of the reason or cause thereof.

    F. Lessee shall, at its sole cost and expense, remediate, remove, correct and/or abate any spillage, discharge or release of any petroleum or hazardous substances, in, on or under the Demised Premises caused specifically by Lessee during the term of this Lease. In the event remediation, removal, correction or abatement is required, Lessee shall deliver to Lessor a letter or certification from a third party with relevant jurisdiction or authority (which shall include, but not be limited to, a governmental or regulatory authority) that (i) all remediation, removal, correction or abatement has been completed in accordance with all requisite laws, rules, policies or regulations, and (ii) the site is closed with no further action required by said third party.

    G. Lessor hereby represents that there are no hazardous or similar substances in the Demised Premises that are not in accordance with applicable environmental laws and regulations.

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PERSONAL PROPERTY

52.  Lessee assumes all risk of damage to or destruction, loss or pilferage of fixtures, personal property or any improvements Lessee has made within the Demised Premises or any loss suffered by Lessee's business resulting from any cause whatsoever and except for Lessor’s negligence or willful misconduct, shall save and hold Lessor harmless from all claims resulting therefrom. Upon expiration or sooner termination of this Lease all fixtures, lighting and HVAC installed by Lessee shall be deemed abandoned and become the property of Lessor.

ESTOPPEL CERTIFICATES

53.  Within ten (10) days after Lessor's written request therefor, Lessee shall deliver to Lessor or to any prospective purchaser or mortgagee of the Demised Premises a written statement certifying (if such is the case) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended; that all covenants, conditions and agreements on the part of Lessor hereunder have been performed; and that there are no defenses or offsets to the enforcement of this Lease by Lessor, or stating those claimed by Lessee.

DEFINITION AND LIABILITY OF LESSOR

54.  The term "Lessor" as used in this Lease means only the owner for the time being of the building in which the Demised Premises are located or the owner of a leasehold interest in the building and/or the land thereunder so that in the event of sale of the building or an assignment of this Lease, or a demise of the building and/or land, Lessor shall be and hereby is entirely freed and relieved of all obligations of Lessor hereunder and it shall be deemed without further agreement between the parties and such purchaser(s), assignee(s) or lessee(s) that the purchaser, assignee or lessee has assumed and agreed to observe and perform all obligations of Lessor hereunder. It is specifically understood and agreed that there shall be no personal liability of Lessor in respect to any of the covenants, conditions or provisions of this Lease. In the event of a breach or default by Lessor of any of its obligations under this Lease, Lessee shall look solely to the equity of Lessor in the Development for the satisfaction of Lessee's remedies.

PEST CONTROL

55.  Lessee shall enter forthwith into a contract, subject to the Lessor's approval, for quarterly pest control services at the Demised Premises. Lessee shall pay for and keep said contract in force during the Lease term and any renewal or extension thereof and will supply Lessor with a copy of said contract.

RADON NOTICE

56.  Radon gas is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the county public health unit in which the Development is located.

MEMORANDUM OR NOTICE OF LEASE

57.  Upon request by either party, Lessor and Lessee agree to execute a Memorandum or Notice of Lease in recordable form pursuant to applicable state law. Upon the expiration or earlier termination of this Lease, the party who shall have recorded such Memorandum or Notice of Lease shall promptly execute any necessary instrument and remove the Memorandum or Notice of Lease from the public records, and upon failure to do so, the other party is hereby appointed attorney-in-fact to execute any such instrument in the recording party's name, place and stead.

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CAPTIONS AND DEFINITIONS

58.  Marginal captions of this Lease are solely for convenience of reference and shall not in any way limit or amplify the terms and provisions thereof. The necessary grammatical changes which shall be required to make the provisions of this Lease apply, (a) in the plural sense if there shall be more than one Lessor, and (b) to any Lessor which shall be either a corporation, an association, a partnership or individual, male or female, shall in all instances be assumed as though in each case fully expressed. Unless otherwise provided, upon the termination of this Lease under any of the paragraphs hereof, the parties hereto shall be relieved of any further liability hereunder except as to acts, omissions or defaults occurring prior to such termination.

WAIVER OF COVENANT OR CONDITION

59.  The failure of Lessor to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any option herein conferred in any one or more instances shall not be construed as a waiver or relinquishment for the future of any such covenants, conditions or options, but the same be and remain in full force and effect.

GOVERNING LAW

60.  Lessor and Lessee agree that this Lease shall be governed by the laws of the state in which the Demised Premises are located. Lessor and Lessee hereby waive any right either may have to a jury trial in connection with any claim, counterclaim, or other dispute arising out of or in connection with this Lease.

NEGOTIATION AND EXECUTION

61.  The furnishing of this Lease to the Lessee by the Lessor shall not be considered an offer to lease, even though completed in every respect, until and unless the document has been executed by the appropriate officers of Lessor. No deposit of proposed rent or security deposit and no correspondence or other communication respecting this Lease shall create any obligation to go forward with this Lease until the Lease document is fully completed and executed by both the Lessor and Lessee.

MISCELLANEOUS

62.  A. Lessee and Lessor each warrant and represent that the party signing this Lease on behalf of each has authority to enter into this Lease and to bind Lessee and Lessor; respectively, to the terms, covenants and conditions contained herein. Each party shall deliver to the other, upon request, all documents reasonably requested by the other evidencing such authority, including a copy of all corporate resolutions, consents or minutes reflecting the authority of persons to enter into agreements on behalf of such party.

    B. Relationship of the Parties. Nothing herein contained shall be deemed or construed as creating the relationship of principal and agent or of partnership or joint venture between Lessor and Lessee.

    C. Additional Rent. All taxes, charges, costs and expenses which the Lessee is required to pay hereunder, together with all interest and penalties which may accrue thereon in the event of Lessee’s failure to pay such amounts, and all damages, costs and expenses which the Lessor may incur by reason of default by the Lessee or failure on the Lessee’s part to comply with the terms of this Lease, shall be deemed to be additional rent, and in the event of nonpayment by the Lessee, the Lessor shall have all rights and remedies with respect thereto as the Lessor has for the non-payment of base rent referenced in this Lease. Lessee agrees that its failure to object, require documentation or otherwise challenge the validity of any invoice within thirty (30) days from Lessee’s receipt shall render said statement final, binding and due.

    D. Prohibited Use. Notwithstanding any provisions herein to the contrary, Lessee shall not operate or display any pornographic material or operate a business that is unsuitable for children to visit and patronize.

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    E. Force Majeure. Lessor shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from doing so by cause beyond Lessor’s control, which shall include without limitation all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulation or controls, fire or other casualty, inability to obtain any material, services or through acts of God.

EARLY TERMINATION

63.   Provided Lessee is not in default under any of the terms and conditions of this lease, Lessee may (i) upon four (4) months prior written notice to Lessor and upon payment to Lessor of the unamortized cost of Lessor’s Work, elect to terminate this Lease by giving such four (4) months written notice between the twenty-fourth (24th) month and the thirtieth (30th) month of the Lease term and, (iii) upon three (3) months prior written notice to Lessor and upon payment to Lessor of the unamortized cost of Lessor’s Work, elect to terminate this Lease by giving such three (3) months written notice between the thirty-first (31st) month and the thirty-sixth (36th) month of the Lease term and (iv) upon two (2) months prior written notice to Lessor and upon payment to Lessor of the unamortized cost of Lessor’s Work elect to terminate this Lease by giving such two (2) months written notice between the forty-second (42nd) month and the forty-eighth (48th) month of the Lease term. In the event Lessee makes any such election, Lessee shall pay to Lessor all rents and other sums due through the effective date of termination and Lessee shall pay to Lessor the unamortized balance of the sum of $87,165.00 (based upon such sum amortized without interest over the initial five (5) year term of the Lease) which represents that portion of Lessor’s Work as set forth on Exhibit A which is in addition to Lessor’s standard Vanilla Box..

THIS INSTRUMENT SHALL MERGE ALL UNDERTAKINGS, REPRESENTATIONS, UNDERSTANDINGS AND AGREEMENTS WHETHER ORAL OR WRITTEN, BETWEEN THE PARTIES HERETO WITH RESPECT TO THE DEMISED PREMISES AND THE PROVISIONS OF THIS LEASE AND SHALL CONSTITUTE THE ENTIRE LEASE UNLESS OTHERWISE HEREAFTER MODIFIED BY BOTH PARTIES IN WRITING. NEITHER PARTY HAS MADE ANY REPRESENTATIONS OR PROMISES EXCEPT AS HEREIN CONTAINED, AND NO MODIFICATION OF ANY PROVISION HEREOF SHALL BE VALID UNLESS IN WRITING AND SIGNED BY THE PARTIES HERETO.

initial here	H.L.	to indicate you have read,
understand and agree with the foregoing.

Please initial: H.L.
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62043 LS7A.doc LJF/MGS/SHA DEV103 September 23, 2004

IN WITNESS WHEREOF, the Parties have hereunto set their hands and seals, the corporate parties by their proper officers thereunto duly authorized, as of the day and year first above written.

Date: September 23, 2004 Witness: /s/ illegible Witness: Juanic Mullet Date: September 23, 2004 Witness: /s/ illegible Witness: Juanic Mullet	LESSOR HAR-WAL ASSOCIATES, INC. By: /s/ David H. Baldauf David H. Baldauf, Vice President WR-I ASSOCIATES, LTD BY: WMR-I INC., GENERAL PARTNER By: /s/ Wayne M. Ruben Wayne M. Ruben, President
LESSEE

Invisa, Inc.
Date: September 23, 2004	By: /s/ Herbert M. Lustig
Witness: /s/ illegible	Its: President & CEO

Witness: /s/ Carl A. Parks	Tax ID#:______________________________

NOTE: EACH SIGNATURE IS TO BE WITNESSED BY TWO (2) INDIVIDUALS.

Please initial: H.L.
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62043 LS7A.doc LJF/MGS/SHA DEV103 September 23, 2004

EXHIBIT A
LESSOR’S WORK
PROP/UNIT #: 3303/A019

1.	Provide perimeter and interior partition walls for 3,372 square feet of office including 8 offices, a conference room and a break room, with metal studs and 5/8” drywall to code pursuant to mutually acceptable floor plan. All walls taped, sanded and painted.

2.	Supply and install ceiling (2’x4’ acoustic panels) with lighting (2’x4’ recessed fluorescent fixtures) throughout office.
If requested by Lessee, Lessor shall install upgraded lighting fixtures. Lessee shall pay for the differential between Lessor’s standard lighting fixtures and the upgraded lighting fixtures.

3.	Provide 2 restrooms pursuant to code.
All hardware and fixtures to be selected by Lessee.

4.	Provide doors and hardware selected by Lessee pursuant to mutually acceptable floor plan.

5.	Provide commercial carpet or VCT selected by Lessee throughout office area.

6.	Provide HVAC to code in office area

7.	Provide electric to code.

Please initial: H.L.
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62043 LS7A.doc LJF/MGS/SHA DEV103 September 23, 2004

EXHIBIT A-1
LESSOR’S WORK
PROP/UNIT #: 3303/A019

1.	Glass vision panels in 6 offices and conference rooms.

2.	Glass opening in Lab and Assembly Room (3’x6’).

3.	Glass on front corners.

4.	Hard ceiling in Lab and Assembly Room.

5.	Shelving in coat closet.

6.	Upgraded metal halide lighting in warehouse.

7.	Upgraded carpet throughout office area.

8.	Epoxy floor paint in Lab, Assembly Room and remainder of warehouse area.

9.	Ceiling soffit from 10’ to 9’ in front office area.

10.	Sound proofing.

11.	Lighting for complete coverage and increased coverage in Lab and Assembly Room.

12.	500 square foot loft with load bearing capacity and stairs.

13.	D rings and pulls for phone and data.

Please initial: H.L.
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